UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2017

Paperweight Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-82084-01	39-2014992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O Box 359, Appleton, Wisconsin		54912-0359
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    920-734-9841

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2017, Appvion, Inc. (“Appvion”), a wholly-owned subsidiary of Paperweight Development Corp. (the “Company”), entered into a fifth amendment (the “Fifth Amendment”) to its existing Credit Agreement dated as of June 28, 2013 by and among Appvion, Inc., as Borrower, Paperweight Development Corp., as Holdings, Jeffries Finance LLC, as administrative agent, and Fifth Third Bank, as revolver agent, swing line lender and L/C issuer and the lenders party thereto, as amended by the First Amendment to Credit Agreement, dated as of November 11, 2013, the Second Amendment to Credit Agreement, dated as of November 11, 2014, the Third Amendment to Credit Agreement, dated as of August 3, 2015 and the Fourth Amendment to Credit Agreement, dated as of June 24, 2016 (as amended, the “Credit Agreement”).

Upon effectiveness, which will occur subject to the satisfaction of customary conditions, the Fifth Amendment will, among other things, (i) fix the applicable interest rate on the Company’s term and revolving loans at 5.5% per annum for base rate loans and 6.5% per annum for eurodollar loans, regardless of the Company’s then current consolidated leverage ratio, (ii) increase the maximum consolidated first lien leverage ratios applicable to the Company pursuant to the maximum consolidated leverage covenant to require maintenance of a consolidated first lien leverage ratio, during the first fiscal quarter of 2017, of not more than 3.60 to 1.00, during the second fiscal quarter of 2017, of not more than 3.5 to 1.00, during the period beginning on the third fiscal quarter of 2017 through the second fiscal quarter of 2018, of not more than 3.25 to 1.00 and from and after July 1, 2018, of not more than 3.00 to 1.00 and (iii) to require the payment of a 1.5% premium on any prepayments, payments in connection with a change in control or a refinancing or payments at maturity of either term or revolving loans.

The description above of the Fifth Amendment is qualified in its entirety by reference to the complete text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Notice Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, regarding the Credit Agreement and the Fifth Amendment. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised”, “believes,” “predicts,” “potential,” “continue,” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report.

Forward-looking statements in this report include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. Such risk factors include, among others, the factors listed under “Item 1A - Risk Factors” in the Annual Report on Form 10-K of Paperweight. Actual results may differ materially from those contained in the forward-looking statements in this report. Neither Paperweight or the Company undertakes any obligation, nor do they intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 10.1	Fifth Amendment to Credit Agreement, dated as of January 16, 2017, among Appvion, Inc., as Borrower, Paperweight Development Corp., as Holdings, Jeffries Finance LLC, as administrative agent and the lenders party thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2017

By:	/s/ Thomas J. Ferree
Senior Vice President Finance, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Fifth Amendment to Credit Agreement, dated as of January 16, 2017, among Appvion, Inc., as Borrower, Paperweight Development Corp., as Holdings, Jeffries Finance LLC, as administrative agent and the lenders party thereto.